Exhibit 10.20

NOTICE OF OPTION GRANT UNDER THE

IMRICOR MEDICAL SYSTEMS, INC. 2019 EQUITY INCENTIVE PLAN

(FOR AUSTRALIAN RESIDENTS)

Imricor Medical Systems, Inc., a Delaware corporation (the “Company”), pursuant to the Imricor Medical Systems, Inc. 2019 Equity Incentive Plan as modified and supplemented by the 2019 Equity Incentive Plan Australian Sub-Plan adopted by the Board on August 27, 2019 (the “Australian Sub-Plan”, and together, the “Plan”, as may be amended from time to time), hereby grants to the individual named below (the “Participant”) an option (the “Option”) to purchase from the Company that number of shares of common stock (the “Shares”), as indicated below at an exercise price per Share equal to the amount as indicated below (the “Exercise Price”). The Option is subject to all of the terms and conditions set forth in this Notice of Option Grant (this “Grant Notice”), in the Option Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Option grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date.”

Participant:	[●]

Grant Date:	[●]

Total Number of Shares Subject to Option:	[●], subject to adjustment as provided in the Plan.

Exercise Price Per Share:	$[●], subject to adjustment as provided in the Plan.

Expiration Date:	[●], but no later than the ten (10) year anniversary of the Grant Date, as provided in Section 3.2 of the Award Agreement.

Type of Option:	☐ Incentive Stock Option ☐ Non-Statutory Stock Option

Vesting Schedule:	Except as otherwise provided in Section 3 of the Award Agreement, the Participant’s right to exercise the Option shall vest:

[on a cumulative basis, over a four-year period and as follows: (i) on the one-year anniversary of the Grant Date with respect to one-fourth of the number of shares subject thereto on the Grant Date, (ii) on the two-year anniversary of the Grant Date with respect to an additional one-fourth of the number of shares subject thereto on the Grant Date, (iii) on the three-year anniversary of the Grant Date with respect to an additional one fourth of the number of shares subject thereto on the Grant Date; and (iv) on the four-year anniversary of the Grant Date with respect to the remaining shares subject thereto on the Grant Date];

OR

[in full on [_________]/the [one/two/three/four]-year anniversary of the Grant Date];

Provided, however, that the Participant remains continuously employed by or provides services to the Company or any Qualifying Subsidiary through the applicable vesting date.

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The Participant must accept the grant by executing this Grant Notice in the space provided below and returning the original execution copy to the Company or otherwise indicating affirmative acceptance of this grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, the Plan [and the Plan Prospectus]. As an express condition to this grant, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 7.9 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of the Option award and supersede all prior agreements, arrangements, plans and understandings. This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

IMRICOR MEDICAL SYSTEMS, INC.	PARTICIPANT

By: [Name of Officer]	[Name of Participant]
Title: [Title of Officer]

OPTION AWARD AGREEMENT

Pursuant to the Notice of Option Grant (the “Grant Notice”) to which this Option Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the Imricor Medical Solutions, Inc. 2019 Equity Incentive Plan as modified and supplemented by the 2019 Equity Incentive Plan Australian Sub-Plan adopted by the Board on August 27, 2019 (the “Australian Sub-Plan”, and together, the “Plan”, as may be amended from time to time), Imricor Medical Solutions, Inc., a Delaware corporation (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:

1.    Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. A copy of the Plan [and the Plan Prospectus] have been delivered to the Participant together with this Agreement.

2.    Grant of Option. The Company hereby grants to the Participant a stock option (the “Option”), which is either an Incentive Stock Option or a Non-Statutory Stock Option as indicated in the Grant Notice, to purchase from the Company that number of shares of common stock (collectively, the “Shares”), and at an exercise price per Share equal to the amount as indicated in the Grant Notice (the “Exercise Price”), all subject to adjustment as provided in the Plan, and subject to the terms, conditions and restrictions set forth herein and in the Plan.

3.    Vesting and Exercisability of Option; Expiration of Option; Forfeiture.

3.1    Vesting and Exercisability of Option. Except as otherwise provided under this Agreement, the Participant’s right to exercise the Option shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (each, a “Vesting Date”); provided, however, that the Participant remains continuously employed by or provides services to the Company or any Qualifying Subsidiary through the applicable Vesting Date.

3.2    Duration of Exercisability. Any installments provided for in the Vesting Schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the Vesting Schedule set forth in the Grant Notice shall remain vested and exercisable until the Expiration Date of the Option set forth in the Grant Notice (the “Expiration Date”) or until the Option becomes unexercisable under Section 3.4 of this Agreement; provided, however, that if the exercise of the vested portion of the Option is prevented by the provisions of Section 17 of the Plan, the vested portion of the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the Expiration Date of such Option.

3.3    Change in Control. Except as otherwise provided in an Individual Agreement between the Company and the Participant, upon a Change in Control, the Option will be subject to Section 15 of the Plan.

3.4    Effect of Termination of Employment or Other Service. Except as otherwise provided in Section 13.4 or 13.5 of the Plan or an Individual Agreement between the Company or any Qualifying Subsidiary and the Participant: (a) if the Participant’s employment or service with the Company and all Subsidiaries is terminated by reason of the Participant’s death, then the Option will vest and become exercisable immediately as to a pro rata percentage of the unvested portion of the Option scheduled to vest on the next applicable Vesting Date, with such proration based on the number of days during which the Participant was continuously employed by the Company or provided services to the Company or a Qualifying Subsidiary beginning on the Grant Date, or if a Vesting Date has occurred, the most recent Vesting Date, and ending on the next applicable Vesting Date, multiplied by the number of Shares subject to the Option which were scheduled to vest on the next applicable Vesting Date, and the vested portion of the Option will remain exercisable for a period of one (1) year after the date of such termination (but in no event after the Expiration Date); (b) if the Participant’s employment or service with the Company and all Subsidiaries is terminated by reason of the Participant’s Disability, then the Option will, to the extent exercisable as of the date of such termination, remain exercisable for a period of one (1) year after the date of such termination (but in no event after the Expiration Date); and (c) if the Participant’s employment or service with the Company and all Subsidiaries is terminated for any reason other than death or Disability, then the Option will, to the extent exercisable as of the date of such termination, remain exercisable for a period of ninety (90) days after the date of such termination (but in no event after the Expiration Date).

3.5    Effect of Actions Constituting Cause or Adverse Action; Forfeiture or Clawback. The Option is subject to the forfeiture provisions set forth in Section 13.5 of the Plan, including those applicable if the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action and any forfeiture or clawback requirement under Applicable Law or any policy adopted from time to time by the Company.

4.    Method of Exercise.

4.1    Notice. The Option may be exercised by the Participant in whole or in part from time to time, subject to the vesting and other conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission (if confirmed) or through the mail, to the Company at its principal executive office in Montana (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total purchase price of the Shares purchased. If the Option is being exercised, as provided by the Plan, by any person or persons other than the Participant, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Participant will be recorded on the books of the Company as the owner of the Shares purchased, and the Company will deliver to the Participant one or more duly issued stock certificates or book-entry notations evidencing such ownership.

4.2    Payment. The total purchase price of the Shares to be purchased upon exercise of the Option must be paid entirely in cash or cash equivalent (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by: (i) tender, or attestation as to ownership, of Previously Acquired Shares; (ii) a Broker Exercise Notice; (iii) a promissory note (on terms acceptable to the Committee in its sole discretion); (iv) such other consideration as may be approved by the Committee from time to time; or (v) a combination of such methods.

5.    Rights of Participant.

5.1    Employment or Other Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Qualifying Subsidiary to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue employment or service with the Company or any Qualifying Subsidiary.

5.2    Rights as a Stockholder. The Participant will have no rights as, or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, with respect to Shares of Common Stock issuable upon exercise of the Option unless and until the Participant exercises the Option and becomes the holder of record of such Shares of common stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.4 of the Plan.

5.3    Restrictions on Transfer. Except as provided under the Australian Sub-Plan, no right or interest of the Participant in the Option prior to exercise of the Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Option other than in accordance with this Agreement and the Plan will be null and void and the Option will be forfeited and immediately returned to the Company.

6.    Withholding Taxes. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Qualifying Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding tax, employment related tax obligations, or other tax obligations attributable to the Option, including the grant, vesting or exercise of, the Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any Shares upon exercise of the Option. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy, in whole or in part, any withholding or employment related tax obligation in connection with the Option by withholding Shares issuable upon exercise of the Option. When withholding Shares for taxes is effected under this Agreement and the Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

7.    Miscellaneous.

7.1    Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

7.2    Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.

7.3    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

7.4    Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, to Imricor Medical Systems, Inc., Attn: [•], 400 Gateway Blvd, Burnsville, MN 55337, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.

7.5    Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Option by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.

7.6     Other Laws. The Company will have the right to refuse to issue to the Participant Shares upon exercise of the Option if the Company acting in its absolute discretion determines that the issuance or transfer of such Shares might violate any Applicable Law.

7.7     Investment Representation. The Participant hereby represents and covenants that (a) any Share acquired upon exercise of the Option will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Share, as applicable. As a further condition precedent to the delivery to the Participant of any Shares upon exercise of the Option, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.

7.8      Non-Negotiable Terms. The terms of this Agreement and the Option are not negotiable, but the Participant may refuse to accept the Option by notifying the Company’s [•] Officer in writing within thirty (30) day after the Grant Date set forth in the Grant Notice.

7.9      Acknowledgement by the Participant. In accepting the Option, the Participant hereby acknowledges that:

(a)    The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan.

(b)    The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future Option grants, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.

(c)    All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(d)    The Participant is voluntarily participating in the Plan.

(e)    The award of Options is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Qualifying Subsidiary, and which is outside the scope of the Participant’s employment contract, if any.

(f)    The award of Options is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Qualifying Subsidiary.

(g)    The award of Options or this Agreement will not be interpreted to form an employment contract with the Company or any Qualifying Subsidiary.

(h)    The future value of the Shares issuable upon exercise of the Option is unknown and cannot be predicted with certainty and if the Option vest and is exercised by the Participant, the value of those Shares may increase or decrease.

(i)    In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Shares acquired upon exercise of the Option resulting from termination of employment by the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Qualifying Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Option, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(j)    In the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws) or a Qualifying Subsidiary, the Participant’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the sole discretion of the Committee and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Qualifying Subsidiary or mandated under local law and the Committee will have the sole discretion to determine the date of termination of the Participant’s active employment for purposes of the Option.

(k)    Neither the Company nor any Qualifying Subsidiary is providing any tax, legal or financial advice, nor is the Company or any Qualifying Subsidiary making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Option, acquisition of Shares upon vesting and exercise of the Option or any sale of such Shares.

(l)    The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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